AMENDED SEPTEMBER 12, 2002

                             AMSTAR INVESTMENT TRUST

                           RULE 18f-3 MULTI-CLASS PLAN

I.   Introduction.

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios (the "Funds") of the Amstar Investment Trust (the "Trust"). In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges ("CDSCs"), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

     The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of each such Fund. Each such Fund that has authorized the issuance of multiple classes of shares is referred to as a "Multi-Class Fund" hereunder.

II.  Allocation of Expenses.

     A. Mandatory Class Expenses. Pursuant to Rule 18f-3, the Trust allocates to each class of shares of a Multi-Class Fund: (i) any fees and expenses incurred by the Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1; and (ii) any fees and expenses incurred by the Fund under a shareholder servicing plan in connection with the provision of shareholder administrative or liaison services to the holders of such class of shares.

     B. Discretionary Class Expenses. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares of a Multi-Class Fund:

     (i) transfer agent fees identified by the transfer agent as being attributable to such class of shares;

     (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

     (iii)blue sky notification or other filing fees incurred with respect to such class of shares;

     (iv) Securities and Exchange Commission registration fees incurred with respect to such class of shares;

     (v) the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     (vi) litigation or other legal expenses incurred with respect to such class of shares;

     (vii)fees of the Trust's Trustees incurred with respect to matters affecting such class of shares;

     (viii) independent accountants' fees incurred with respect to such class of shares; and

     (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, incurred with respect to such class of shares.

     For all purposes under this Plan, fees and expenses incurred "with respect to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. Any decision to treat expenses referenced in this Subsection B as class expenses and any subsequent changes to such decision will be reviewed and approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

     C. Relative Net Asset Value Allocation. Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Fund. In certain cases, a service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not generate inappropriate cross-subsidization between classes.

III. Class Arrangements.

     The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Multi-Class Funds. Appendix A sets forth the actual sales charges, Rule 12b-1 fees and shareholder servicing fees of each class of shares of each Multi-Class Fund. Additional details and restrictions regarding such fees and services are set forth in the relevant Fund's current Prospectus and Statement of Additional Information.

A.   Class A Shares -- Multi-Class Funds

     1. Maximum Initial Sales Charge: Not to exceed 5.75% of the net asset value at the time of purchase, as further specified in Appendix A.

     2. Contingent Deferred Sales Charge: Class A shares that are purchased at NAV in amounts of $1,000,000 or more will be assessed a maximum of 1.00% CDSC if they are redeemed within 18 months from the date of purchase, or up to 0.50% CDSC if amount purchased is between $2.5 million to $4,999,999 and is redeemed within 18 months from the purchase date, or up to 0.25% if amount purchased is over $5 million and is redeemed within 18 months from the purchase date.

     3. Maximum Annual Rule 12b-1 Distribution Fee: Not to exceed 0.25% of average daily net assets attributable to Class A shares, as further specified in Appendix A.

     4. Maximum Annual Shareholder Servicing Fee: Not to exceed 0.25% of average daily net assets attributable to Class A shares, as further specified in Appendix A.

     5.   Conversion Features: None

     6. Exchange Privileges: As described in the current prospectus for each Fund.

B.   Class B Shares -- Multi-Class Funds

     1.   Maximum Initial Sales Charge: None

     2. Contingent Deferred Sales Charge: Class B shares are purchased at NAV. Shares are assessed a CDSC if redeemed within 5 years from the purchase date, see Appendix A for more information.

     3. Maximum Annual Rule 12b-1 Distribution Fee: Not to exceed 0.75% of the average daily net assets attributable to Class B shares, as further specified in Appendix A.

     4. Maximum Annual Shareholder Servicing Fee: Not to exceed 0.25% of average daily net assets attributable to Class B shares, as further specified in Appendix A.

     5. Conversion Features: Class B shares will automatically convert to Class A shares after the seventh year.

     6. Exchange Privileges: As described in the current prospectus for each Fund.

B.   Class C Shares -- Multi-Class Funds

     1. Maximum Initial Sales Charge: Not to exceed 1.00% of the net asset value at the time of purchase, as further specified in Appendix A.

     2. Contingent Deferred Sales Charge: Class C are assessed a 1.00% CDSC if redeemed within one year from the purchase date, see Appendix A for more information.

     3. Maximum Annual Rule 12b-1 Distribution Fee: Not to exceed 0.75% of the average daily net assets attributable to Class C shares, as further specified in Appendix A.

     4. Maximum Annual Shareholder Servicing Fee: Not to exceed 0.25% of average daily net assets attributable to Class C shares, as further specified in Appendix A.

     5.   Conversion Features: None

     6. Exchange Privileges: As described in the current prospectus for each Fund.

IV.  Board Review.

     The Board of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund's shares, the Trust's Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted:  October 1, 1999; Amended September 12, 2002

                                   APPENDIX A

       Funds Trust                                    Maximum     Maximum       Maximum
---------------------------------   Maximum Initial   --------   ---------    Shareholder
    Multi Class Funds                Sales Charge      CDSC      12b-1 Fee   Servicing Fee
---------------------------------   ---------------   --------   ---------   -------------
Amstar International Equity Fund
   Class A*                             5.75%          None        0.75%         0.25%
   Class B                              None           5.00%       0.75%         0.25%
   Class C                              1.00%          1.00%       0.75%         0.25%
Amstar High Yield Fund
   Class A*                             5.75%          None        0.75%         0.25%
   Class B                              None           5.00%       0.75%         0.25%
   Class C                              1.00%          1.00%       0.75%         0.25%
Amstar Value Fund
   Class A*                             5.75%          None        0.75%         0.25%
   Class B                              None           5.00%       0.75%         0.25%
   Class C                              1.00%          1.00%       0.75%         0.25%
Amstar Total Return Fund
   Class A*                             5.75%          None        0.75%         0.25%
   Class B                              None           5.00%       0.75%         0.25%
   Class C                              1.00%          1.00%       0.75%         0.25%

* There is no initial sales charge on purchases of $1 million or more. However, a contingent deferred sales charge (CDSC) of up to 1.00% of the purchase price will be charged to the shareholder if shares are redeemed within the first 18 months after purchase. For purchases of $2.5 million to $4,999,999 a 0.50% CDSC will be charged if redeemed within the first 18 months after purchase and for purchases of $5 million or more a .025% CDSC will be charged if redeemed within the first 18 months after purchase. This charge will be based on the lower of your cost for the shares or their NAV at the time of redemption. There will be no CDSC on reinvested distributions.

Adopted:  October 1, 1999; Amended September 12, 2002